UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective April 30, 2010, Digimarc Corporation, a Delaware corporation ("Digimarc Delaware"), completed its reincorporation in the State of Oregon from the State of Delaware. The reincorporation was effected by the merger of Digimarc Delaware with and into a newly formed, wholly owned Oregon subsidiary (“Digimarc Oregon”), in accordance with the terms of the agreement and plan of merger dated as of April 30, 2010 (the "Merger Agreement"), between Digimarc Delaware and Digimarc Oregon. The reincorporation and the terms of the merger were approved by the stockholders of the Company at Digimarc Delaware’s annual meeting of stockholders held on April 30, 2010.

As of the effective time of the reincorporation merger, Digimarc Delaware ceased to exist as a separate entity, and Digimarc Oregon changed its name to Digimarc Corporation. The reincorporation did not alter any shareholder's percentage ownership interest or number of shares of common stock owned in Digimarc Delaware. Pursuant to the Merger Agreement, each outstanding share of common stock of Digimarc Delaware was automatically converted into one share of Digimarc Oregon common stock, each outstanding share of Series A Redeemable Nonvoting Preferred Stock of Digimarc Delaware was automatically converted into one share of Series A Redeemable Nonvoting Preferred Stock of Digimarc Oregon, and all outstanding and unexercised portions of all options to buy common stock of Digimarc Delaware became options to purchase the same number of shares of the common stock of Digimarc Oregon, with no other changes in the terms and conditions of the options. Digimarc Delaware’s other employee benefit arrangements, including, equity incentive plans with respect to issued, unvested restricted stock, continue in effect upon the terms and subject to the conditions specified in those plans. Shareholders are not required to exchange their existing stock certificates, which now represent the same number of shares of Digimarc Oregon. The reincorporation did not result in any change in our name or federal tax identification number, or any material change in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees. We continue to maintain our principal executive offices at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

The foregoing description of the reincorporation and the agreement and plan of merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A more detailed description of the Merger Agreement, and the effects of the reincorporation, was previously reported in Proposal No. 2 of Digimarc Delaware’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010. The Oregon Articles of Incorporation and the Oregon Bylaws are also filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The disclosures set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

As disclosed in Item 1.01 above, effective April 30, 2010, Digimarc Delaware changed its state of incorporation from Delaware to Oregon, pursuant to the terms of the Merger Agreement. As of that date, the rights of Digimarc Delaware’s stockholders are governed by the Oregon Business Corporation Act, and by the Oregon Articles of Incorporation and Oregon Bylaws adopted pursuant to the Merger Agreement. The Oregon Articles of Incorporation and Oregon Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. Certain rights of Digimarc Delaware’s stockholders were changed as a result of the change in state of incorporation and the adoption of the Oregon Articles of Incorporation and Oregon Bylaws. A more detailed description of the Oregon Articles of Incorporation and Oregon Bylaws, and the changes in rights of Digimarc Delaware’s stockholders as a result of the reincorporation, were previously reported in Proposal No. 2 of Digimarc Delaware’s Proxy Statement filed with the SEC on March 16, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders

Digimarc Delaware held its Annual Meeting of Stockholders on April 30, 2010 (the "Annual Meeting"). At the Annual Meeting, there were 7,075,782 shares represented to vote either in person or by proxy, or 96.88% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

Bruce Davis, William J. Miller, James T. Richardson, Peter W. Smith and Bernard Whitney were elected as directors for a term of one year. The voting for each director was as follows:

	For	Withheld	Broker Non-votes
Bruce Davis	4,422,381	29,366	2,619,570
William J. Miller	4,420,290	31,457	2,619,570
James T. Richardson	4,420,585	31,162	2,619,570
Peter W. Smith	4,427,148	24,599	2,619,570
Bernard Whitney	4,420,557	31,190	2,619,570

Proposal 2: Approval of a change in the state of incorporation from Delaware to Oregon by means of a merger of Digimarc Delaware into a newly formed, wholly owned Oregon subsidiary and the terms of the agreement related thereto

The reincorporation was approved with 3,761,620 votes in favor, 682,811 votes against, 11,781 abstentions and 2,619,570 broker non-votes.

Proposal 3: Ratification of the Appointment of Grant Thornton LLP as Digimarc Delaware's Independent Registered Public Accounting Firm

Grant Thornton was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2010 with 7,031,364 votes in favor, 19,873 votes against and 24,545 abstentions.

Item 7.01	Regulation FD Disclosure

On April 29, 2010, the Board of Directors of Digimarc Delaware approved an extension of its current stock repurchase program, on the same terms and conditions, through April 30, 2011. The program as originally adopted would have expired on April 30, 2010. The stock repurchase program authorizes the purchase, at the discretion of management, of up to $5 million of the company’s outstanding common stock. Common stock repurchases may be made from time to time in the open market at prevailing market prices or through privately negotiated transactions. The timing of open market and privately negotiated purchases will be dependent upon market conditions and other corporate considerations, including price, corporate and regulatory requirements and alternative investment opportunities. The company expects to use cash from operations to fund the repurchase program. Shares of common stock repurchased by the company through the repurchase program will become authorized but unissued shares. The stock repurchase program does not obligate the company to acquire any specific number of shares.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated April 30, 2010 between Digimarc Corporation, a Delaware corporation, and Digimarc Oregon Corporation, an Oregon corporation

3.1	Articles of Incorporation of Digimarc Corporation, an Oregon corporation

3.2	Bylaws of Digimarc Corporation, an Oregon corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010

By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated April 30, 2010 between Digimarc Corporation, a Delaware corporation, and Digimarc Oregon Corporation, an Oregon corporation

3.1	Articles of Incorporation of Digimarc Corporation, an Oregon corporation

3.2	Bylaws of Digimarc Corporation, an Oregon corporation